Exhibit 99

NEWS RELEASE

For Immediate Release

October 17, 2005

For Further Information Contact:

Charles R. Hageboeck, Chief Executive Officer and President

(304) 769-1102

City Holding Company Announces Third Quarter Earnings

Charleston, West Virginia – City Holding Company, “the Company” (NASDAQ:CHCO), a $2.5 billion bank holding company headquartered in Charleston, today announced net income for the third quarter of $13.2 million, or diluted earnings per share of $0.72 compared to $11.0 million, or $0.65 per diluted share in the third quarter of 2004, a 10.8% increase. For the third quarter of 2005, the Company achieved a return on assets of 2.09%, a return on equity of 18.23%, a net interest margin of 4.51%, and an efficiency ratio of 45.9%. These results would have placed the Company in the top decile of the profitability measures for the most recently reported quarter for the Company’s peer group (bank holding companies with total assets between $1 billion and $5 billion).

The Company continues to perform solidly across all measures. Primarily as a result of the acquisition of Classic Bancshares, Inc. (Classic), which operated 10 banking offices in Eastern Kentucky and Southeastern Ohio, during the second quarter of 2005, targeted loan balances have grown significantly. Average quarterly commercial real estate loans were up 24.0% since the quarter ended September 30, 2004, and average quarterly residential real estate balances were up 29.3% over the same period. Exclusive of the acquisition, targeted loan balances continued to reflect favorable increases with average commercial real estate loans increasing 13.6% and average residential real estate loans up 4.2% from the quarter ended September 30, 2005 to the quarter ended September 30, 2004. Average non-interest and interest bearing demand deposits grew 11.0% when comparing the quarter ended September 30, 2005 to the quarter ended September 30, 2004 with the Classic acquisition representing 10.4% of this increase. Although the average balance of previously securitized loans (which yielded 30.1% during the third quarter of 2005) decreased by $40.5 million compared to the third quarter of 2004, the Company was able to improve the overall level of net interest income through loan and deposit growth and the impact of rising rates. Of further note, service charge income grew 23.6% between the third quarter of 2004 and the third quarter of 2005; the Company was able to improve its efficiency ratio; and asset quality continues to be a source of strength for the Company as non-performing assets remained at very low levels at September 30, 2005.

Balance Sheet Trends

As compared to September 30, 2004, loans have increased $278.8 million at September 30, 2005. The principal factor for this increase was the acquisition of Classic which added approximately $257.3 million in loans. Exclusive of the Classic acquisition, loans increased $21.5 million from September 30, 2004 to September 30, 2005. The primary reasons for this growth were increases in targeted areas of commercial real estate loans of $65.8 million and residential real estate loans of $12.3 million. These increases were partially offset by decreases in previously securitized loans of $35.4 million (see discussion below) and continued decreases in loan portfolios that the Company has de-emphasized, including a decrease in unsecured consumer loans of $9.9 million and a decrease in indirect loans of $8.4 million. Additionally, home equity loans were down $5.4 million from September 30, 2004 to September 30, 2005, due to the flattening of the yield curve and resulting in borrowers refinancing into fixed rate mortgages. Total average depository balances increased $238.7 million, or 14.3%, from the quarter ended September 30, 2004 to the quarter ended September 30, 2005. This growth was attributable to the Classic acquisition, which increased total average depository balances by $236.8 million. City has continued to focus on increasing its level of non-interest bearing deposit accounts. To that end and exclusive of the Classic transaction, the Company was able to increase average non-interest balances by 2.5% from the third quarter of 2004 to the third quarter of 2005, despite rising interest rates which tend to put pressure on non-interest bearing balance growth.

Previously Securitized Loans

Between 1997 and 1999, the Company originated and securitized $760 million in 125% loan to value junior-lien underlying mortgages in six separate pools. The Company had a retained interest in the residual cash flows associated with these underlying mortgages after satisfying priority claims. Principal amounts owed to investors in the securitizations were evidenced by notes that were subject to redemption under certain circumstances. When the notes were redeemed during 2003 and 2004, the Company became the beneficial owner of the mortgage loans and recorded the loans as “Previously Securitized Loans” within the loan portfolio. At September 30, 2005, the Company reported “Previously Securitized Loans” of $35.6 million compared to $71.0 million and $58.4 million at September 30, 2004 and December 31, 2004, respectively, representing a decrease of 49.8% and 39.1%, respectively. As a result of this decrease, interest income associated with previously securitized loans and retained interests decreased by $2.9 million from the nine months ended September 30, 2004 to the nine months ended September 30, 2005. This decrease in interest income was offset by targeted loan growth in the commercial real estate and residential real estate loan portfolios and by an increase net interest margin yield due to the Company’s positioning of its balance sheet to benefit from rising interest rates.

Because the carrying value of the previously securitized loans incorporates discounts for expected prepayment and default rates, the carrying value of the loans is generally less than the contractual outstanding balance of the loans. As of September 30, 2005, the contractual outstanding balances of the mortgages securitized were $53.3 million while the carrying value of these assets was $35.6 million. The difference between the carrying value and the contractual outstanding balance of previously securitized loans is accreted into interest income over the life of the loans. An impairment charge on previously securitized loans would be provided through the Company’s provision and allowance for loan losses if the discounted present value of estimated future cash flows declines below the recorded value of previously securitized loans.

The Company estimates the net carrying value of previously securitized loan balances to decrease as shown below:

December	31, 2005 $32 million
December	31, 2006 $22 million
December	31, 2007 $16 million
December	31, 2008 $12 million

The yield on the previously securitized loans was 30.14% for the quarter ended September 30, 2005 compared to 24.95% for the quarter ended June 30, 2005, 16.79% for the quarter ended December 31, 2004, and 16.83% for the quarter ended September 30, 2004. The yield on the previously securitized loans has increased due to default rates being less than previously estimated and balances prepaying faster than previously estimated. In addition, the Company assumed the servicing of all of the pool balances during the second quarter of 2005. This has also favorably impacted the yield realized on the previously securitized loans due to the elimination of the servicing fees previously being paid to the external servicing agent and increased internal collection efforts resulting in enhanced levels of recoveries on previously charged-off loans. All of these factors increased the projected cash flows from the previously securitized loans.

Net Interest Income

The Company’s tax equivalent net interest income increased $4.0 million, or 18.4%, from $21.9 million during the third quarter of 2004 to $25.9 million during the third quarter of 2005. The increase was primarily attributable to the acquisition of Classic and increased net interest income as a result of a widening of the net interest margin and growth in the Company’s traditional loan portfolio. The Classic acquisition added net interest income of $3.1 million for the quarter ended September 30, 2005. Net interest income, exclusive of the Classic acquisition and the impact of previously securitized loans, increased $1.3 million, or 7.1%, when comparing the quarter ended September 30, 2005 to the quarter ended September 30, 2004. This increase was due to an increase in the average balances of traditional loans outstanding that grew $47.3 million, or 3.7%, and as a result of increased yields on such loans of approximately 72 basis points. The yield realized on loans increased as a result of increases in rates on variable rate loans and the Company’s positioning of its balance sheet to benefit from such an increased interest rate environment.

These increases were partially offset by decreased income associated with the previously securitized loans and increased interest expense. Decreasing balances of previously securitized loans and retained interests with high yields reduced the amount of interest income reported. Average balances of previously securitized loans and retained interests decreased from $78.9 million for the quarter ended September 30, 2004 to $38.4 million for the quarter ended September 30, 2005. The decrease in balances of $40.5 million was partially offset by higher yields on these loans and as a result, interest income related to previously securitized loans and retained interests decreased by only $0.4 million when comparing the quarter ended September 30, 2005 to the quarter ended September 30, 2004.

The net interest margin for the third quarter of 2005 of 4.51% represented a 26 basis point increase from the third quarter of 2004 net interest margin of 4.25% and represented a 9 basis point increase from the net interest margin of 4.42% for the linked quarter ended June 30, 2005. In order to offset the decreasing balances of high yielding previously securitized loans and resultant lower levels of interest income from these assets, the Company positioned its balance sheet to benefit from rising interest rates by focusing on the origination of variable rate loans in its traditional lending areas of residential real estate, home equity and commercial real estate loans. Since September 2004, the Federal funds rate has increased 200 basis points from 1.75% to 3.75% in September 2005. As a result of this increase in rates and excluding the impact of previously securitized loans, retained interests, and the acquisition of Classic, the Company’s net interest margin increased 22 basis points, or $0.7 million, when comparing the quarter ended September 30, 2005 to the quarter ended September 30, 2004.

Credit Quality

At September 30, 2005, the Allowance for Loan Losses (“ALLL”) was $17.8 million or 1.09% of total loans outstanding and 487% of non-performing loans compared to $17.8 million or 1.31% of loans outstanding and 487% of non-performing loans at December 31, 2004, and $18.3 million or 1.14% of loans outstanding and 464% of non-performing loans at June 30, 2005. As a result of the Company’s quarterly analysis of the adequacy of the ALLL, the Company recorded a provision for loan losses of $600,000 in the third quarter of 2005. This is the first quarter since the second quarter of 2002 that the Company’s quarterly analysis of the adequacy of the ALLL has resulted in a provision for loan losses. During the last three years, management has implemented a number of strategic initiatives to strengthen the loan portfolio including tightening credit standards, changing the overall mix of the portfolio to include a higher proportion of real estate secured loans, and identifying and charging off or resolving problem loans. As a result of these initiatives, the quality of the Company’s loan portfolio has increased significantly as evidenced by the improvement in its ratio of non-performing assets to total loans and other real estate owned from 1.38% at September 30, 2002 to 0.23% at September 30, 2005. As the Company’s asset quality has improved, the required level of the ALLL has decreased. The provision for loan losses recorded during the third quarter of 2005 was a result of an increase in loss trends for overdraft deposit accounts and credit card loans and growth in the outstanding balances of commercial real estate loans during the quarter. Increased losses in the overdraft deposit accounts and credit card loans categories are consistent with trends being experienced by banks nationally during 2005 and appear to have been impacted by the new bankruptcy laws that will become effective on October 17, 2005. Additionally, the Company has continued to experience growth in commercial real estate loans, which have increased average balances by $91 million from September 30, 2004 to September 30, 2005. While these trends have required the Company to record a provision during the third quarter, the provision recorded was impacted by the continued improvement in the quality of the loan portfolio. At September 30, 2005, non-performing assets as a percentage of loans and other real estate owned was 0.23% and have not exceeded 0.38% during the last two years. The average ratio of non-performing assets as a percentage of loans and other real estate owned for the Company’s peer group for the most recently reported quarter was 0.76%. Due to the Company’s ratio of non-performing assets as a percentage of loans and other real estate owned, the allowance as a percentage of loans outstanding is 1.09% at September 30, 2005, compared to the average of the Company’s peer group of 1.26% for the most recently reported quarter. The Company had net charge-offs of $1.1 million for the third quarter of 2005. Net charge-offs on depository accounts were $0.7 million, or 63% of total net charge-offs for the quarter ended September 30, 2005. While charge-offs on depository accounts are appropriately taken against the ALLL, the revenue associated with depository accounts is reflected in service charges, and has been steadily growing as the Company’s core base of checking accounts has grown. The Company believes that its methodology for determining the adequacy of its ALLL adequately provides for probable losses inherent in the loan portfolio and produces a provision for loan losses that is directionally consistent with changes in asset quality and loss experience.

Non-interest Income

Net of investment securities gains and legal settlement, non-interest income increased $2.1 million, or 19.9%, to $13.0 million in the third quarter of 2005 as compared to $10.9 million in the third quarter of 2004. The largest source of non-interest income is service charges from depository accounts, which increased $2.0 million or 23.6%, from $8.4 million during the third quarter of 2004 to $10.4 million during the third quarter of 2005. The increase during the third quarter was a reflection of the Classic acquisition that accounted for $0.9 million, or 10.5%, of this increase, as well as an increase in the utilization of services by the Company’s customers. In total, non-interest income represented approximately 34% of total revenue (net interest income plus non-interest income) for the quarter ended September 30, 2005 compared to the Company’s peer group which average approximately 21% of total revenue derived from non-interest income based on the most recently reported quarterly data.

Non-interest Expenses

Non-interest expenses increased from $15.8 million in the third quarter of 2004 to $17.9 million in the third quarter of 2005. The Classic acquisition increased non-interest expenses by $1.5 million during the third quarter of 2005. Aside from the Classic acquisition, non-interest expenses increased $0.6 million, or 4.1%, in the third quarter of 2005 versus the third quarter of 2004.

The Company’s efficiency ratio was 45.9% for the quarter ended September 30, 2005, versus 48.4% for the quarter ended September 30, 2004, reflecting the Company’s ongoing strength in managing expenses while increasing revenues. The average efficiency ratio for the Company’s peer group for the most recently reported quarter was 58.5%.

Capitalization and Liquidity

One of the Company’s strengths is that it is highly profitable while maintaining strong liquidity and capital. With respect to liquidity, the Company’s loan to deposit ratio was 85.5% and the loan to asset ratio was 64.0% at September 30, 2005. The Company maintained investment securities totaling 26.0% of assets as of this date. Further, the Company’s deposit mix is weighted heavily toward checking and saving accounts that fund 43.2% of assets at September 30, 2005. Time deposits fund 31.6% of assets at September 30, 2005, but very few of these deposits are in accounts that have balances of more than $150,000, reflecting the core retail orientation of the Company. Equity represents 11.5% of total assets, leaving only 13.7% of the Company’s assets funded by short and long-term borrowings and other liabilities.

The Company is also strongly capitalized. Capitalization (as measured by average equity to average assets) was 11.47% for the quarter ended September 30, 2005 as a result of the Company’s strong earnings. The Company’s tangible equity ratio was 9.32% at September 30, 2005 compared with a tangible equity ratio of 9.24% at September 30, 2004. The Company was able to increase this ratio despite the completion of an acquisition during the second quarter of 2005 that was funded by cash of approximately 25% due to its continued strong earnings performance. With respect to regulatory capital, at September 30, 2005, the Company’s Leverage Ratio is 10.68%, the Tier I Capital ratio is 14.94%, and the Total Risk-Based Capital ratio is 15.95%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

Other Events of Interest

On August 1, 2005, the Company announced that its Chairman, Gerald R. Francis, resigned from the Board of Directors effective August 1, 2005.

On August 31, 2005, the Company announced the election of Edward M. (Ned) Payne as the Non-executive Chairman of the Board of Directors. Mr. Payne has served as a director of the Company or its predecessor banks since 1964 and lead outside director since January 2004. Mr. Payne’s great grandfather, John W. McCreery, was one of the original founders of the Bank of Raleigh–one of the many community banks that were subsequently consolidated under City Holding Company.

On August 31, 2005, the Board approved a quarterly cash dividend of 25 cents per share payable October 31, 2005 to shareholders of record as of October 15, 2005.

During the third quarter, the Company opened its fourth branch in partnership with Wal-Mart. The Ashland, Kentucky Wal-Mart Super Center opening was its most successful to date, and the Company continues to be pleased with the results from this partnership. As previously announced, the Company’s next branch expansion will be in the fast growing Eastern Panhandle of West Virginia with a new branch under development in Jefferson County.

City Holding Company is the parent company of City National Bank of West Virginia. City National operates 67 branches across West Virginia, Eastern Kentucky and Southern Ohio.

Forward Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such information involves risks and uncertainties that could result in the Company’s actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may not continue to experience significant recoveries of previously charged-off loans and the Company may incur increased charge-offs in the future; (3) the Company may experience increases in the default rates on previously securitized loans that would result in impairment losses or lower the yield on such loans, (4) the Company could have adverse legal actions of a material nature, (5) the Company may face competitive loss of customers, (6) the Company may be unable to manage its expense levels, (7) the Company may have difficulty retaining key employees, (8) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions, (9) changes in general economic conditions and increased competition could adversely affect the Company’s operating results, (10) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results, and (11) the Company may experience difficulties growing loan and deposit balances. Forward-looking statements made herein reflect management’s expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.

CITY HOLDING COMPANY AND SUBSIDIARIES

Financial Highlights

(Unaudited)

	Three Months Ended
	September 30	September 30	Percent
	2005	2004	Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$25,893	$21,868	18.41%
Net Income	13,172	10,956	20.23%
Earnings per Basic Share	0.73	0.66	10.61%
Earnings per Diluted Share	0.72	0.65	10.77%

Key Ratios (percent):
Return on Average Assets	2.09%	1.98%	5.42%
Return on Average Equity	18.23%	21.41%	(14.85)%
Net Interest Margin	4.51%	4.25%	6.26%
Efficiency Ratio	45.92%	48.43%	(5.17)%
Average Shareholders’ Equity to Average Assets	11.47%	9.26%	23.81%

Risk-Based Capital Ratios (a):
Tier I	14.94%	15.21%	(1.78)%
Total	15.95%	16.44%	(2.98)%

Common Stock Data:
Cash Dividends Declared per Share	$0.25	$0.22	13.64%
Book Value per Share	15.99	12.70	25.91%
Market Value per Share:
High	39.21	33.05	18.64%
Low	34.69	28.69	20.91%
End of Period	35.73	32.89	8.63%

Price/Earnings Ratio (b)	12.24	12.46	(1.78)%

	Nine Months Ended
	September 30	September 30	Percent
	2005	2004	Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$72,253	$66,116	9.28%
Net Income	37,199	35,257	5.51%
Earnings per Basic Share	2.15	2.12	1.42%
Earnings per Diluted Share	2.12	2.09	1.44%

Key Ratios (percent):
Return on Average Assets	2.09%	2.12%	(1.42)%
Return on Average Equity	19.50%	23.12%	(15.66)%
Net Interest Margin	4.46%	4.30%	3.76%
Efficiency Ratio	46.69%	47.90%	(2.51)%
Average Shareholders’ Equity to Average Assets	10.73%	9.18%	16.85%

Common Stock Data:
Cash Dividends Declared per Share	$0.75	$0.66	13.64%
Market Value per Share:
High	39.21	36.00	8.92%
Low	27.57	25.50	8.12%

(a) September 30, 2005 risk-based capital ratios are estimated.

(b) September 30, 2005 price/earnings ratio computed based on annualized third quarter 2005 earnings.

CITY HOLDING COMPANY AND SUBSIDIARIES

Financial Highlights

(Unaudited)

Book Value and Market Price Range per Share
					Market Price
	Book Value per Share				Range per Share
	March 31	June 30	September 30	December 31	Low	High

2001	$8.82	$8.70	$8.37	$8.67	$5.13	$13.94
2002	8.92	9.40	9.64	9.93	12.04	30.20
2003	10.10	10.74	11.03	11.46	25.50	37.15
2004	12.09	11.89	12.70	13.03	27.30	37.58
2005	13.20	15.56	15.99		27.57	39.21

Earnings per Basic Share
	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2001	$(0.34)	$(1.19)	$(0.46)	$0.45	$(1.54)
2002	0.38	0.45	0.53	0.56	1.92
2003	0.56	0.73	0.69	0.64	2.62
2004	0.66	0.80	0.66	0.67	2.79
2005	0.70	0.72	0.73		2.15

Earnings per Diluted Share
	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2001	$(0.34)	$(1.19)	$(0.46)	$0.45	$(1.54)
2002	0.38	0.45	0.52	0.55	1.90
2003	0.55	0.72	0.68	0.63	2.58
2004	0.65	0.79	0.65	0.66	2.75
2005	0.69	0.71	0.72		2.12

CITY HOLDING COMPANY AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited) ($ in 000s, except per share data)

	Three Months Ended September 30,
	2005	2004

Interest Income
Interest and fees on loans	$28,083	$21,481
Interest on investment securities:
Taxable	7,288	7,733
Tax-exempt	508	438
Interest on deposits in depository institutions	31	15

Total Interest Income	35,910	29,667
Interest Expense
Interest on deposits	7,763	5,867
Interest on short-term borrowings	956	297
Interest on long-term debt	1,571	1,871

Total Interest Expense	10,290	8,035

Net Interest Income	25,620	21,632
Provision for loan losses	600	—

Net Interest Income After Provision for Loan Losses	25,020	21,632
Non-Interest Income
Investment securities gains	5	4
Service charges	10,433	8,440
Insurance commissions	595	600
Trust fee income	468	446
Bank owned life insurance	552	575
Mortgage banking income	191	72
Other income	768	719

Total Non-Interest Income	13,012	10,856
Non-Interest Expense
Salaries and employee benefits	8,739	8,150
Occupancy and equipment	1,687	1,472
Depreciation	1,096	972
Professional fees and litigation expense	456	668
Postage, delivery, and statement mailings	670	601
Advertising	764	459
Telecommunications	702	488
Insurance and regulatory	385	342
Office supplies	327	252
Repossessed asset (gains) losses, net of expenses	(35)	5
Loss on early extinguishment of debt	—	263
Other expenses	3,131	2,111

Total Non-Interest Expense	17,922	15,783

Income Before Income Taxes	20,110	16,705
Income tax expense	6,938	5,749

Net Income	$13,172	$10,956

Basic earnings per share	$0.73	$0.66
Diluted earnings per share	$0.72	$0.65
Average Common Shares Outstanding:
Basic	18,052	16,584
Diluted	18,238	16,810

CITY HOLDING COMPANY AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited) ($ in 000s, except per share data)

	Nine Months Ended September 30,
	2005	2004

Interest Income
Interest and fees on loans	$74,796	$64,588
Interest on investment securities:
Taxable	22,616	22,331
Tax-exempt	1,390	1,372
Interest on retained interests	—	808
Interest on deposits in depository institutions	73	36
Interest on federal funds sold	4	—

Total Interest Income	98,879	89,135
Interest Expense
Interest on deposits	20,236	17,274
Interest on short-term borrowings	2,320	658
Interest on long-term debt	4,818	5,826

Total Interest Expense	27,374	23,758

Net Interest Income	71,505	65,377
Provision for loan losses	600	—

Net Interest Income After Provision for Loan Losses	70,905	65,377
Non-Interest Income
Investment securities gains	26	1,140
Service charges	28,561	23,931
Insurance commissions	1,732	1,979
Trust fee income	1,521	1,561
Bank owned life insurance	2,088	1,747
Mortgage banking income	415	212
Legal settlement	—	5,453
Other income	2,211	2,144

Total Non-Interest Income	36,554	38,167
Non-Interest Expense
Salaries and employee benefits	25,063	24,667
Occupancy and equipment	4,726	4,425
Depreciation	3,034	2,951
Professional fees and litigation expense	1,535	2,694
Postage, delivery, and statement mailings	1,938	1,885
Advertising	2,231	1,766
Telecommunications	1,688	1,417
Insurance and regulatory	1,116	993
Office supplies	805	838
Repossessed asset (gains) losses, net of expenses	(50)	(45)
Loss on early extinguishment of debt	—	263
Other expenses	8,688	7,349

Total Non-Interest Expense	50,774	49,203

Income Before Income Taxes	56,685	54,341
Income tax expense	19,486	19,084

Net Income	$37,199	$35,257

Basic earnings per share	$2.15	$2.12
Diluted earnings per share	$2.12	$2.09
Average Common Shares Outstanding:
Basic	17,314	16,653
Diluted	17,514	16,906

CITY HOLDING COMPANY AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders’ Equity

(Unaudited) ($ in 000s)

	Three Months Ended
	September 30, 2005	September 30, 2004

Balance at July 1	$279,624	$197,569

Net income	13,172	10,956
Other comprehensive income:
Change in unrealized gain on securities available-for-sale	(333)	7,599
Change in unrealized loss on interest rate swaps	(439)	—
Cash dividends declared ($0.25/share)	(4,543)	—
Cash dividends declared ($0.22/share)	—	(3,644)
Exercise of 224,341 stock options	4,158	—
Exercise of 29,600 stock options	—	433
Purchase of 34,100 common shares of treasury	(1,207)	—
Purchase of 87,740 common shares of treasury	—	(2,628)

Balance at September 30	$290,432	$210,285

	Nine Months Ended
	September 30, 2005	September 30, 2004

Balance at January 1	$216,080	$190,690
Net income	37,199	35,257
Other comprehensive income:
Change in unrealized gain on securities available-for-sale	(2,419)	(226)
Change in unrealized loss on interest rate swaps	(543)	—
Cash dividends declared ($0.75/share)	(13,194)	—
Cash dividends declared ($0.66/share)	—	(10,979)
Issuance of 1,580,034 shares for acquisition of Classic Bancshares, net 108,173 owned and transferred to treasury	54,339	—
Issuance of 18,300 stock award shares	147	—
Exercise of 262,709 stock options	4,655	—
Exercise of 114,403 stock options	—	1,400
Purchase of 173,876 common shares for treasury	(5,832)	—
Purchase of 197,040 common shares for treasury	—	(5,857)

Balance at September 30	$290,432	$210,285

CITY HOLDING COMPANY AND SUBSIDIARIES

Condensed Consolidated Quarterly Statements of Income

(Unaudited) ($ in 000s, except per share data)

	Quarter Ended
	Sept. 30 2005	June 30 2005	March 31 2005	Dec. 31 2004	Sept. 30 2004

Interest income	$35,910	$32,676	$30,293	$29,746	$29,667
Taxable equivalent adjustment	273	241	233	236	236

Interest income (FTE)	36,183	32,917	30,526	29,982	29,903
Interest expense	10,290	9,054	8,030	8,112	8,035

Net interest income	25,893	23,863	22,496	21,870	21,868
Provision for loan losses	600	—	—	—	—

Net interest income after provision for loan losses	25,293	23,863	22,496	21,870	21,868
Noninterest income	13,012	12,098	11,444	11,869	10,856
Noninterest expense	17,922	16,839	16,013	17,131	15,783

Income before income taxes	20,383	19,122	17,927	16,608	16,941
Income tax expense	6,938	6,532	6,016	5,285	5,749
Taxable equivalent adjustment	273	241	233	236	236

Net income	$13,172	$12,349	$11,678	$11,087	$10,956

Basic earnings per share	$0.73	$0.72	$0.70	$0.67	$0.66
Diluted earnings per share	0.72	0.71	0.69	0.66	0.65
Cash dividends declared per share	0.25	0.25	0.25	0.22	0.22

Average Common Share (000s):
Outstanding	18,052	17,268	16,605	16,572	16,584
Diluted	18,238	17,477	16,812	16,810	16,810
Net Interest Margin	4.51%	4.42%	4.40%	4.27%	4.25%

CITY HOLDING COMPANY AND SUBSIDIARIES

Non-Interest Income and Non-Interest Expense

(Unaudited) ($ in 000s)

	Quarter Ended
	Sept. 30	June 30	March 31	Dec. 31	Sept. 30
	2005	2005	2005	2004	2004

Non-Interest Income:
Service charges	$10,433	$9,685	$8,443	$8,678	$8,440
Insurance commissions	595	545	592	754	600
Trust fee income	468	462	591	466	446
Bank owned life insurance	552	545	991	1,184	575
Mortgage banking income	191	106	118	70	72
Other income	768	737	706	685	719

Subtotal	13,007	12,080	11,441	11,837	10,852
Investment security gains	5	18	3	32	4

Total Non-Interest Income	$13,012	$12,098	$11,444	$11,869	$10,856

Non-Interest Expense:
Salaries and employee benefits	$8,739	$8,404	$7,920	$9,578	$8,150
Occupancy and equipment	1,687	1,564	1,475	1,560	1,472
Depreciation	1,096	994	944	981	972
Professional fees and litigation expense	456	514	565	571	668
Postage, delivery, and statement mailings	670	615	653	589	601
Advertising	764	762	705	600	459
Telecommunications	702	513	473	403	488
Insurance and regulatory	385	365	366	330	342
Office supplies	327	275	203	210	252
Repossessed asset (gains) losses, net of expenses	(35)	(16)	1	(31)	5
Loss on early extinguishment of debt	—	—	—	—	263
Other expenses	3,131	2,849	2,708	2,340	2,111

Total Non-Interest Expense	$17,922	$16,839	$16,013	$17,131	$15,783

Employees (Full Time Equivalent)	768	767	689	691	692
Branch Locations	67	67	56	56	56

CITY HOLDING COMPANY AND SUBSIDIARIES

Consolidated Balance Sheets

($ in 000s)

	September 30	December 31
	2005	2004

	(Unaudited)
Assets
Cash and due from banks	$54,903	$52,854
Interest-bearing deposits in depository institutions	4,124	3,230

Cash and cash equivalents	59,027	56,084

Investment securities available-for-sale, at fair value	601,466	620,034
Investment securities held-to-maturity, at amortized cost	56,455	59,740

Total investment securities	657,921	679,774
Loans:
Residential real estate	596,184	469,458
Home equity	306,448	308,173
Commercial real estate	483,334	400,801
Other commercial	138,011	71,311
Installment	42,844	18,145
Indirect	4,658	10,324
Credit card	15,632	18,126
Previously securitized loans	35,599	58,436

Gross Loans	1,622,710	1,354,774
Allowance for loan losses	(17,768)	(17,815)

Net loans	1,604,942	1,336,959
Bank owned life insurance	52,477	50,845
Premises and equipment	42,547	34,607
Accrued interest receivable	12,838	9,868
Net deferred tax assets	25,234	27,025
Intangible assets	59,742	6,255
Other assets	19,192	11,813

Total Assets	$2,533,920	$2,213,230

Liabilities
Deposits:
Noninterest-bearing	$350,903	$319,425
Interest-bearing:
Demand deposits	439,314	411,127
Savings deposits	305,550	281,466
Time deposits	801,242	660,705

Total deposits	1,897,009	1,672,723
Short-term borrowings	186,918	145,183
Long-term debt	129,301	148,836
Other liabilities	30,260	30,408

Total Liabilities	2,243,488	1,997,150

Stockholders’ Equity
Preferred stock, par value $25 per share: 500,000 shares authorized; none issued	—	—
Common stock, par value $2.50 per share: 50,000,000 shares authorized; 18,499,282 and 16,919,248 shares issued at September 30, 2005 and December 31, 2004 less 329,931 and 331,191 shares in treasury, respectively	46,249	42,298
Capital surplus	104,997	55,512
Retained earnings	152,180	128,175
Cost of common stock in treasury	(8,888)	(8,761)
Accumulated other comprehensive (loss) income:
Unrealized (loss) gain on securities available-for-sale	(1,138)	1,281
Unrealized (loss) on interest rate swaps	(543)	—
Underfunded pension liability	(2,425)	(2,425)

Total Accumulated Other Comprehensive (Loss) Income	(4,106)	(1,144)

Total Stockholders’ Equity	290,432	216,080

Total Liabilities and Stockholders’ Equity	$2,533,920	$2,213,230

CITY HOLDING COMPANY AND SUBSIDIARIES

Loan Portfolio

(Unaudited) ($ in 000s)

	Sept. 30 2005	June 30 2005	March 31 2005	December 31 2004	Sept. 30 2004

Residential real estate	$596,184	$596,893	$463,869	$469,458	$468,372
Home equity	306,448	307,354	302,262	308,173	304,934
Commercial real estate	483,334	445,241	409,064	400,801	377,742
Other commercial	138,011	138,923	66,485	71,311	70,745
Loans to depository institutions	—	—	10,000	—	—
Installment	42,844	48,668	16,065	18,145	20,221
Indirect	4,658	6,048	7,960	10,324	13,020
Credit card	15,632	16,188	16,954	18,126	17,893
Previously securitized loans	35,599	41,670	50,588	58,436	70,970

Gross Loans	$1,622,710	$1,600,985	$1,343,247	$1,354,774	$1,343,897

CITY HOLDING COMPANY AND SUBSIDIARIES

Consolidated Average Balance Sheets, Yields, and Rates

(Unaudited) ($ in 000s)

	Three Months Ended September 30,
	2005			2004
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Loan portfolio:
Residential real estate	$594,233	$8,396	5.61%	$459,439	$6,652	5.76%
Home equity	307,302	4,894	6.32%	303,057	3,594	4.72%
Commercial real estate	470,687	7,740	6.52%	379,450	5,312	5.57%
Other commercial	136,346	2,378	6.92%	71,897	980	5.42%
Installment	43,960	1,095	9.88%	23,229	670	11.47%
Indirect	5,279	159	11.95%	14,485	400	10.99%
Credit card	16,169	506	12.42%	17,841	537	11.97%
Previously securitized loans	38,368	2,915	30.14%	78,867	3,336	16.83%

Total loans	1,612,344	28,083	6.91%	1,348,265	21,481	6.34%
Securities:
Taxable	610,142	7,288	4.74%	656,878	7,733	4.68%
Tax-exempt	48,709	781	6.36%	37,050	674	7.24%

Total securities	658,851	8,069	4.86%	693,928	8,407	4.82%
Deposits in depository institutions	4,460	31	2.76%	5,531	15	1.08%

Total interest-earning assets	2,275,655	36,183	6.31%	2,047,724	29,903	5.81%
Cash and due from banks	53,965			43,361
Bank premises and equipment	41,451			34,766
Other assets	167,399			104,027
Less: Allowance for loan losses	(17,818)			(19,573)

Total assets	$2,520,652			$2,210,305

Liabilities:
Interest-bearing demand deposits	450,767	1,098	0.97%	412,051	683	0.66%
Savings deposits	308,361	563	0.72%	278,947	365	0.52%
Time deposits	792,336	6,102	3.06%	662,803	4,819	2.89%
Short-term borrowings	167,357	956	2.27%	122,301	297	0.97%
Long-term debt	131,649	1,571	4.73%	193,836	1,871	3.84%

Total interest-bearing liabilities	1,850,470	10,290	2.21%	1,669,938	8,035	1.91%
Noninterest-bearing demand deposits	352,342			311,333
Other liabilities	28,790			24,314
Stockholders’ equity	289,050			204,720

Total liabilities and stockholders’ equity	$2,520,652			$2,210,305

Net interest income		$25,893			$21,868

Net yield on earning assets			4.51%			4.25%

CITY HOLDING COMPANY AND SUBSIDIARIES

Consolidated Average Balance Sheets, Yields, and Rates

(Unaudited) ($ in 000s)

	Nine Months Ended September 30,
	2005			2004
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Loan portfolio:
Residential real estate	$528,420	$22,205	5.62%	$450,366	$20,223	6.00%
Home equity	306,047	13,770	6.02%	295,678	10,038	4.53%
Commercial real estate	431,999	20,254	6.27%	361,222	15,043	5.56%
Other commercial	101,891	4,892	6.42%	74,171	2,897	5.22%
Loans to depository institutions	9,919	213	2.87%	4,087	35	1.14%
Installment	30,794	2,454	10.65%	27,081	2,291	11.30%
Indirect	7,100	600	11.30%	18,283	1,503	10.98%
Credit card	16,801	1,576	12.54%	18,085	1,630	12.04%
Previously securitized loans	46,232	8,832	25.54%	84,799	10,928	17.21%

Total loans	1,479,203	74,796	6.76%	1,333,772	64,588	6.47%
Securities:
Taxable	637,413	22,616	4.74%	670,339	22,331	4.45%
Tax-exempt	42,450	2,138	6.73%	38,370	2,111	7.35%

Total securities	679,863	24,754	4.87%	708,709	24,442	4.61%
Retained interest in securitized loans	—	—	—	4,408	808	24.49%
Deposits in depository institutions	4,415	73	2.21%	5,546	36	0.87%
Federal funds sold	141	4	3.79%	—	—	—

Total interest-earning assets	2,163,622	99,627	6.16%	2,052,435	89,874	5.85%
Cash and due from banks	47,124			43,850
Bank premises and equipment	37,989			34,786
Other assets	138,319			103,025
Less: Allowance for loan losses	(17,597)			(20,280)

Total assets	$2,369,457			$2,213,816

Liabilities:
Interest-bearing demand deposits	431,035	2,659	0.82%	405,135	1,924	0.63%
Savings deposits	292,396	1,386	0.63%	280,315	1,094	0.52%
Time deposits	721,582	16,191	3.00%	662,383	14,256	2.87%
Short-term borrowings	156,617	2,320	1.98%	117,372	658	0.75%
Long-term debt	145,006	4,818	4.44%	210,047	5,826	3.70%

Total interest-bearing liabilities	1,746,636	27,374	2.10%	1,675,252	23,758	1.89%
Noninterest-bearing demand deposits	339,884			310,786
Other liabilities	28,612			24,483
Stockholders’ equity	254,325			203,295

Total liabilities and stockholders’ equity	$2,369,457			$2,213,816

Net interest income		$72,253			$66,116

Net yield on earning assets			4.46%			4.30%

CITY HOLDING COMPANY AND SUBSIDIARIES

Analysis of Risk-Based Capital

(Unaudited) ($ in 000s)

	Sept. 30 2005 (a)	June 30 2005	March 31 2005	Dec. 31 2004	Sept. 30 2004

Tier I Capital:
Stockholders' equity	$290,432	$279,624	$219,302	$216,080	$210,285
Goodwill and other intangibles	(59,742)	(61,578)	(6,204)	(6,255)	(6,306)
Accumulated other comprehensive income	4,106	3,334	5,890	1,144	(1,146)
Qualifying trust preferred stock	28,000	28,000	28,000	28,000	28,000
Excess deferred tax assets	—	—	(4,524)	(3,129)	—

Total tier I capital	$262,796	$249,380	$242,464	$235,840	$230,833

Total Risk-Based Capital:
Tier I capital	$262,796	$249,380	$242,464	$235,840	$230,833
Qualifying allowance for loan losses	17,768	18,298	16,325	17,815	18,537

Total risk-based capital	$280,564	$267,678	$258,789	$253,655	$249,370

Net risk-weighted assets	$1,758,566	$1,734,653	$1,522,881	$1,524,581	$1,517,158

Ratios:
Average stockholders' equity to average assets	11.47%	10.57%	10.08%	9.81%	9.26%
Tangible capital ratio	9.32%	8.91%	9.52%	9.51%	9.24%
Risk-based capital ratios:
Tier I capital	14.94%	14.38%	15.92%	15.47%	15.21%
Total risk-based capital	15.95%	15.43%	16.99%	16.64%	16.44%
Leverage capital	10.68%	10.83%	11.00%	10.74%	10.47%
(a) September 30, 2005 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES Intangibles (Unaudited) ($ in 000s)
	As of and for the Quarter Ended
	Sept. 30 2005	June 30 2005	March 31 2005	Dec. 31 2004	Sept. 30 2004

Intangibles, net	$59,742	$61,578	$6,204	$6,255	$6,306
Intangibles amortization expense	183	95	51	51	51

CITY HOLDING COMPANY AND SUBSIDIARIES

Summary of Loan Loss Experience

(Unaudited) ($ in 000s)

	Quarter Ended
	Sept. 30 2005	June 30 2005	March 31 2005	Dec. 31 2004	Sept. 30 2004

Balance at beginning of period	$18,298	$16,325	$17,815	$18,537	$19,833
Allowance acquired through acquisition	—	3,265	—	—	—
Charge-offs:
Residential real estate	74	97	237	166	299
Home equity	134	226	421	5	105
Commercial real estate	52	653	393	105	1,134
Other commercial	2	10	36	14	220
Installment	476	263	308	458	568
Overdraft deposit accounts	1,012	832	744	586	631

Total charge-offs	1,750	2,081	2,139	1,334	2,957
Recoveries:
Residential real estate	46	16	37	137	196
Home equity	7	9	—	—	1
Commercial real estate	24	311	50	10	922
Other commercial	111	34	45	80	103
Installment	136	175	205	147	183
Overdraft deposit accounts	296	244	312	238	256

Total recoveries	620	789	649	612	1,661

Net charge-offs	1,130	1,292	1,490	722	1,296
Provision for loan losses	600	—	—	—	—

Balance at end of period	$17,768	$18,298	$16,325	$17,815	$18,537

Loans outstanding	$1,622,710	$1,600,985	$1,343,247	$1,354,774	$1,343,897

Average loans outstanding	1,612,344	1,473,880	1,348,489	1,347,297	1,348,265

Allowance as a percent of loans outstanding	1.09%	1.14%	1.22%	1.31%	1.38%

Allowance as a percent of non-performing loans	487%	464%	490%	487%	515%

Net charge-offs (annualized) as a percent of average loans outstanding	0.28%	0.35%	0.44%	0.21%	0.38%

CITY HOLDING COMPANY AND SUBSIDIARIES

Summary of Non-Performing Assets

(Unaudited) ($ in 000s)

	Sept. 30 2005	June 30 2005	March 31 2005	Dec. 31 2004	Sept. 30 2004

Nonaccrual loans	$2,468	$2,709	$2,641	$2,147	$1,924
Accruing loans past due 90 days or more	1,003	936	322	677	800
Previously securitized loans past due 90 days or more	174	299	372	832	876

Total non-performing loans	3,645	3,944	3,335	3,656	3,600
Other real estate owned	117	471	463	247	267

Total non-performing assets	$3,762	$4,415	$3,798	$3,903	$3,867

Non-performing assets as a percent of loans and other real estate owned	0.23%	0.28%	0.28%	0.29%	0.29%